Exhibit 5.1

[Shearman & Sterling LLP Letterhead]

September 14, 2009

The AES Corporation

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

The AES Corporation

Ladies and Gentlemen:

We are acting as counsel for The AES Corporation, a Delaware corporation (the “Company”), in connection with the Company’s automatic shelf registration statement on Form S-3  filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s: (i) shares of common stock, par value $0.01 per share (“Common Stock”), (ii) shares of preferred stock, without par value (“Preferred Stock”), (iii) depositary shares (“Depositary Shares”), (iv) senior debt securities (“Senior Debt Securities”), (v) subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (vi) warrants to purchase shares of Common Stock (“Common Stock Warrants”), (vii) warrants to purchase shares of Preferred Stock (“Preferred Stock Warrants”), (viii) warrants to purchase Depositary Shares (“Depositary Share Warrants”), (ix) warrants to purchase Debt Securities (“Debt Warrants” and, together with the Common Stock Warrants, the Preferred Stock Warrants and the Depositary Share Warrants, the “Warrants”), (x) stock purchase contracts (“Stock Purchase Contracts”) and (xi) stock purchase units (“Stock Purchase Units”), in each case, as described in the related prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Company at the time of the applicable offering.  The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are hereinafter referred to, collectively, as the “Securities.”

The Senior Debt Securities will be issued pursuant to a senior debt indenture, dated December 8, 1998, between the Company and Wells Fargo Bank, National Association (the “Trustee”), as successor to Bank One, National Association (formerly known as The First National Bank of Chicago), as amended and supplemented through the date hereof (as so amended and supplemented, the “Senior Indenture”).  The Senior Indenture is incorporated by reference as an exhibit to the Registration Statement.  The Subordinated Debt Securities will be issued pursuant to a subordinated debt indenture, between the Company and the Trustee, (the “Subordinated Indenture”), a form of which is incorporated by reference as an exhibit to the Registration Statement.  The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”).  The Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”).  The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto (each, a “Warrant Agent”).  The Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) between the Company and the stock purchase contract agent party thereto (the “Stock Purchase Contract Agent”).  The Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each, a “Stock Purchase Unit Agreement”) between the Company and the stock purchase unit agent party thereto (the “Stock Purchase Unit Agent”).  Each Certificate of Designation, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.  The Indentures, Deposit Agreements, Warrant Agreements, Stock Purchase Contract Agreements and Stock Purchase Unit Agreements are hereinafter referred to as the (“Opinion Documents”).

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Senior Indenture, the form of the Subordinated Indenture, the Registration Statement, the certificate of incorporation and by-laws of the Company, as amended through the date hereof, and such other corporate records of the Company, certificates of public officials and of officers of the Company, and other documents as we have deemed necessary as a basis for the opinions expressed below.  In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.  We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that each of the Opinion Documents is or will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms; and that each of the Opinion Documents will be governed by and construed in accordance with the law of the State of New York.  We also have assumed that the execution, delivery and performance by the Company of the Opinion Documents will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the certificate of incorporation or by-laws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Our opinion set forth below is limited to the law of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.                                       The Senior Indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.                                       The Subordinated Indenture, when duly executed and delivered by the Company and the Trustee, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.                                       When (i) the final terms of the applicable Senior Debt Securities have been duly approved by the Company and established in accordance with the Senior Indenture, (ii) the issuance and sale of such Senior Debt Securities have been duly authorized by all necessary action (corporate or otherwise) and (iii) such Senior Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Senior Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.                                       When (i) the Subordinated Indenture has been duly executed and delivered by the Company and the Trustee, (ii) the final terms of the applicable Subordinated Debt Securities have been duly approved by the Company and established in accordance with the Subordinated Indenture, (iii) the issuance and sale of such Subordinated Debt Securities have been duly authorized by all necessary action (corporate or otherwise) and (iv) such Subordinated Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Subordinated Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                                       When (i) the terms of issuance and sale of the applicable shares of Common Stock have been duly approved by the Company in conformity with the Company’s certificate of incorporation and bylaws and (ii) such shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Common Stock), such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

6.                                       When (i) the terms of the applicable shares of Preferred Stock have been established and approved by the Company in conformity with the Company’s certificate of incorporation, (ii) all corporate action necessary for the issuance and sale of such shares of Preferred Stock has been taken, including the adoption and filing of the Certificate of Designations relating thereto, and (iii) such shares of Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Preferred Stock), such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

7.                                       Each Deposit Agreement, when duly authorized, executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

8.                                       When (i) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company, (ii) the final terms of the Depositary Shares to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Depositary Shares have been duly authorized by all necessary action (corporate or otherwise), and (iv) receipts representing such Depositary Shares have been duly executed by the Company and duly executed and countersigned by the Depositary in accordance with the terms of such Deposit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Depositary Shares will be validly issued.

9.                                       Each Warrant Agreement, when duly authorized, executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

10.                                 When (i) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company, (ii) the final terms of the Warrants to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Warrants have been duly authorized by all necessary action (corporate or otherwise) and (iv) certificates representing such Warrants have been duly executed by the Company and duly executed and countersigned by the Warrant Agent in accordance with the terms of such Warrant Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

11.                                 Each Stock Purchase Contract Agreement, when duly authorized, executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

12.                                 When (i) the applicable Stock Purchase Contract Agreement has been duly authorized, executed and delivered by the Company, (ii) the final terms of the Stock Purchase Contracts to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Stock Purchase Contracts have been duly authorized by all necessary action (corporate or otherwise) and (iv) the certificates representing such Stock Purchase Contracts have been duly executed by the Company and duly executed by the Stock Purchase Contract Agent in accordance with the terms of such Stock Purchase Contract Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the

Company, such Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

13.                                 Each Stock Purchase Unit Agreement, when duly authorized, executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

14.                                 When (i) the applicable Stock Purchase Unit Agreement has been duly authorized, executed and delivered by the Company, (ii) the final terms of the Stock Purchase Units to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Stock Purchase Units have been duly authorized by all necessary action (corporate or otherwise) and (iv) the certificates representing such Stock Purchase Units have been duly executed by the Company and duly executed by the Stock Purchase Unit Agent in accordance with the terms of such Stock Purchase Unit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Stock Purchase Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).  Further, with respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Shearman & Sterling LLP

ARS/JB/IM/DY/SL
MJS